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                                 EXHIBIT 11

                             CHIRON CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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
                                            Nine Months Ended Sept. 30,    Three Months Ended Sept. 30,
                                            ----------------------------   ----------------------------
                                                1996            1995           1996          1995
                                            ------------   -------------   ------------   -------------
EARNINGS PER SHARE
 Net income (loss) available for common
  shares and common stock equivalent
  shares deemed to have a dilutive effect   $ 39,876,000   $(530,056,000)  $ 11,778,000   $(145,107,000)
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                                            ------------   -------------   ------------   -------------

 Primary earnings (loss) per share          $       0.22   $       (3.30)  $       0.07   $       (0.90)
                                            ------------   -------------   ------------   -------------
                                            ------------   -------------   ------------   -------------

 Fully diluted earnings (loss) per share    $       0.22   $       (3.30)  $       0.07   $       (0.90)
                                            ------------   -------------   ------------   -------------
                                            ------------   -------------   ------------   -------------

Shares used in primary earnings (loss)
 per share computation:
   Weighted average common shares
    outstanding                              168,968,000     160,840,000    169,927,000     161,716,000
   Weighted average dilutive incremental
    common shares issuable from exercise
    of warrants                                  324,000              --        208,000              --
   Weighted average dilutive incremental
    common shares issuable under employee
    stock option programs                      8,000,000              --      5,713,000              --
                                            ------------   -------------   ------------   -------------
   Total common shares and common stock
    equivalent shares deemed to have a
    dilutive effect                          177,292,000     160,840,000    175,848,000     161,716,000
                                            ------------   -------------   ------------   -------------
                                            ------------   -------------   ------------   -------------

Shares used in fully dilutive earnings
 (loss) per share computation:
   Weighted average common shares
    outstanding                              168,968,000     160,840,000    169,927,000     161,716,000
   Weighted average dilutive incremental
    common shares issuable from exercise
    of warrants                                  326,000              --        208,000              --
   Weighted average dilutive incremental
    common shares issuable under employee
    stock option programs                      8,000,000              --      5,708,000              --
                                            ------------   -------------   ------------   -------------
   Total common shares and common stock
    equivalent shares deemed to have a
    dilutive effect                          177,294,000     160,840,000    175,843,000     161,716,000
                                            ------------   -------------   ------------   -------------
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